                               EXHIBIT (8)(C)(1)
                               -----------------

                                AMENDMENT NO.1
                    TO PARTICIPATION AGREEMENT BY AND AMONG
                 AIM VARIABLE INSURANCE PRODUCTS FUNDS, INC.,
                          PFL LIFE INSURANCE COMPANY,
                        AND AFSG SECURITIES CORPORATION

                                AMENDMENT NO. 1
                            PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated May 1, 1998, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware corporation, PFL Life Insurance Company, an Iowa life insurance company and AFSG Securities Corporation, a Pennsylvania corporation, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:


                                  "SCHEDULE A

FUNDS AVAILABLE UNDER         SEPARATE ACCOUNTS                  POLICIES FUNDED BY THE
THE POLICIES                  UTILIZING THE FUNDS                SEPARATE ACCOUNTS
---------------------         -------------------                -----------------------
AIM V.I. Capital              PFL Retirement Builder             PFL Life Insurance Company
   Appreciation Fund             Variable Annuity Account          Policy Form No. AV288-
AIM V.I. Government                                                1010-95-796 (including
   Securities Fund                                                 successors forms, addenda
AIM V.I. Growth & Income                                           and endorsements may vary
   Fund                                                            by state under
AIM V.I. International                                             marketing names:
   Equity Fund                                                     "Retirement Income Builder
AIM V.I. Value Fund                                                Variable Annuity," "First
                                                                   Union Variable Annuity" or
                                                                   successor marketing names.)"

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date:  June 30, 1998



                                        AIM VARIABLE INSURANCE FUNDS, INC.



Attest: /s/ Nancy L. Martin             By: /s/ Robert H. Graham
        ----------------------------        -------------------------------
Name:  Nancy L. Martin                  Name:  Robert H. Graham
Title: Assistant Secretary              Title: President

(SEAL)

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

                           A I M DISTRIBUTORS, INC.


Attest: /s/ Nancy L. Martin             By: /s/ Michael J. Cemo
       ---------------------------         --------------------------------
Name:  Nancy L. Martin                  Name:  Michael J. Cemo
Title: Assistant Secretary              Title: President


(SEAL)


                                        PFL LIFE INSURANCE COMPANY


Attest: /s/ Frank A. Camp               By:   /s/ William L. Busler
        --------------------------            -----------------------------
Name:  Frank A. Camp                    Name: William L. Busler
Title: VP Division General Counsel      Title: President


(SEAL)


                                        AFSG SECURITIES CORPORATION


Attest: /s/ Frank A. Camp               By:   /s/ Lisa A. Wachendorf
        --------------------------            -----------------------------
Name:  Frank A. Camp                    Name: Lisa A. Wachendorf
Title: Secretary                        Title: Vice President


(SEAL)

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